Exhibit (h)(1)(e)(iv)
Exhibit A
Schedule to Administration Agreement
as of June 19, 2013

	Fee Rate*:
	Institutional and
	Administrative Classes			Classes A, B & C
	Core			Core
Fund	Expenses**	Other	Total	Expenses**	Other	Total
AllianzGI Emerging Markets Opportunities	0.15	0.25	0.40	0.15	0.35	0.50
AllianzGI Focused Growth	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Global Commodity Equity	0.15	0.20	0.35	0.15	0.30	0.45
AllianzGI Global Small-Cap	0.15	0.20	0.35	0.15	0.30	0.45
AllianzGI Income & Growth	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.25	0.40	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ All-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.25	0.40	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Opportunity	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Small-Cap Blend	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Technology	0.15	0.15	0.30	0.15	0.25	0.40
AllianzGI U.S. Managed Volatility	0.10	0.20	0.30	0.10	0.30	0.40
AllianzGI Wellness	n/a	n/a	n/a	0.15	0.25	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.
Not all Funds offer each share class listed above.

	Class P Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Emerging Markets Opportunities	0.15	0.35	0.50
AllianzGI Focused Growth	0.10	0.30	0.40
AllianzGI Global Commodity Equity	0.15	0.30	0.45
AllianzGI Global Small-Cap	0.15	0.30	0.45
AllianzGI Income & Growth	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.30	0.40
AllianzGI NFJ All-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.30	0.40
AllianzGI Opportunity	0.10	0.30	0.40
AllianzGI Small-Cap Blend	0.10	0.30	0.40
AllianzGI Technology	0.15	0.25	0.40
AllianzGI U.S. Managed Volatility	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class D Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Emerging Markets Opportunities	0.15	0.35	0.50
AllianzGI Focused Growth	0.10	0.30	0.40
AllianzGI Global Commodity Equity	0.15	0.30	0.45
AllianzGI Global Small-Cap	0.15	0.30	0.45
AllianzGI Income & Growth	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.30	0.40
AllianzGI NFJ All-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.30	0.40

	Class D Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI NFJ Mid-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.30	0.40
AllianzGI Opportunity	0.10	0.30	0.40
AllianzGI Small-Cap Blend	0.10	0.30	0.40
AllianzGI Strategic Growth	0.10	0.30	0.40
AllianzGI Technology	0.15	0.30	0.40
AllianzGI U.S. Managed Volatility	0.10	0.30	0.40
AllianzGI Wellness	0.15	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class R Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
AllianzGI Focused Growth	0.10	0.30	0.40
AllianzGI Income & Growth	0.10	0.30	0.40
AllianzGI International Managed Volatility	0.15	0.35	0.50
AllianzGI Large-Cap Growth	0.10	0.30	0.40
AllianzGI Mid-Cap	0.10	0.30	0.40
AllianzGI NFJ Dividend Value	0.10	0.30	0.40
AllianzGI NFJ International Value	0.15	0.35	0.50
AllianzGI NFJ Large-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.10	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.10	0.30	0.40
AllianzGI Opportunity Fund	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.
Breakpoints
Domestic Funds (Includes all Allianz Funds not listed under “Global Funds” or “International Funds” below):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

Global Funds (AllianzGI Global Commodity Equity and AllianzGI Global Small-Cap Funds):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.
International Funds (AllianzGI Emerging Markets Opportunities, AllianzGI International Managed Volatility and AllianzGI NFJ International Value Funds):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $250 million, by an additional 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this 19th day of June, 2013.

ALLIANZ FUNDS

By:	/s/ Brian S. Shlissel

Name:	Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel

Name:	Brian S. Shlissel
Title:	Managing Director

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